EXHIBIT 10.2

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                               SEVERANCE AGREEMENT


         This Severance Agreement is made as of this 11th day of August, 1996 by and between James R. Appleby, Jr., an individual residing in Devon, Pennsylvania (the "Employee") and Surgical Laser Technologies, Inc., a Delaware corporation (the "Company").

         WHEREAS, the Company and the Employee are currently parties to an Employment Agreement dated May 11, 1990, as amended (the "Employment Agreement") pursuant to which the Employee serves as President and Chief Executive Officer of the Company; and

         WHEREAS, pursuant to the Employment Agreement, the Employee's current term of employment will expire on December 31, 1996 provided the Company gives him notice of its intention not to renew the Employment Agreement on or before September 30, 1996; and

         WHEREAS, the Company and the Employee now desire to restructure their relationship effective on the date hereof and to have the Company provide notice of its intention to terminate the Employee's employment pursuant to the Employment Agreement effective as of December 31, 1996, in accordance with the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Notice of Nonrenewal. The Company hereby notifies the Employee, pursuant to Section 4 of the Employment Agreement, that it is terminating the Employee's employment pursuant to the Employment Agreement effective as of the expiration of the current term, which expires on December 31, 1996.

         2. Change in Position for Employee. The Employee hereby resigns as President, Chief Executive Officer and as a director of the Company, as a member of the Executive and any other committee of the Company's Board of Directors on which he may now serve, and as an officer and director of any subsidiary or affiliate of the Company, effective immediately. The Company and the Employee agree that the Employee shall remain an employee of the Company through December 31, 1996 and shall perform such advisory or executive level duties as are from time to time reasonably assigned to him by the President and Chief Executive Officer who shall succeed him, provided, however, that the Employee shall vacate his current office on or before Monday, August 12, 1996 and shall hereafter be entitled to such office, secretarial and other administrative support as is reasonably necessary in connection with the performance of his duties as requested by the President and Chief Executive Officer. The foregoing duties shall include without limitation such duties as are necessary to assist in the transition to the new President and Chief Executive Officer, traveling to meet with various persons to assist in maintaining business relationships of the Company and assisting in various ongoing litigation involving the Company. The Employee

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shall make available his full business time, attention and energies, excluding scheduled vacation for the week of August 12 and for transporting his children to attend and to visit schools, to the performance of his duties as set forth in this Section 2 up to and including September 30, 1996. After September 30, 1996, Employee shall continue to fulfill his obligations hereunder as best as possible to the extent that doing so does not conflict with his efforts to secure new employment or consulting opportunities or the fact that he has secured new employment or obtained consulting contracts; provided, however, that he will make himself available for not less than 20 hours per week during such period.

         3. Compensation.

                  a. From the date hereof through December 31, 1996, the Employee shall continue to be compensated in an amount and in accordance with the terms on which he was being compensated immediately prior to the date hereof, which compensation shall include base salary and all fringe benefits as contemplated by Sections 7-8 of the Employment Agreement to which the Employee was entitled immediately prior to the date hereof.

                  b. From January 1, 1997 through December 31, 1997 (the "Severance Period"), the Company shall continue to pay the Employee his base salary of $225,000 per annum (less applicable deductions), at the same time and in the same amounts as if the Employee had remained as an employee of the Company. During the Severance Period, the Company shall also continue to provide at no cost to the Employee the insurance benefits described in Sections 7.4 and
7.6 of the Employment Agreement and the life insurance described in Section 8 of the Employment Agreement. Effective as of January 1, 1998, the Employee shall be entitled, by notice given to the Company on or before December 1, 1997, to take over the payments and ownership of the insurance policy or policies with respect to his insurance benefits described in Sections 7.4, 7.6 and 8 of the Employment Agreement to the extent that the then-existing terms of such policies permit or do not prohibit him from doing so.

                  c. Set forth on Exhibit A attached hereto is a summary of Employee's options to purchase shares of the Company's Common Stock. The Company and the Employee hereby agree that the agreements pursuant to which such options were granted are hereby amended such that, effective as of December 31, 1996, the number of such options that shall be exercisable shall be as set forth on Exhibit B attached hereto, and such options shall remain exercisable until December 31, 1997.

                  d. In the event of the Employee's death prior to December 31, 1997, the payments of base salary, the provision of health insurance as contemplated by Section 7.4 of the Employment Agreement and the exercisability of the options as set forth in Exhibit B attached hereto shall remain unaffected and shall be made or provided to his estate, heirs or family, as the case may be.


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         4. Consulting Arrangement. The Company and the Employee agree that, from and after January 1, 1997 and subject to the Employee's availability, the Employee shall provide consulting services to the Company at such times as the Employee and the Company shall mutually agree, with the Employee to be compensated for such services at the rate of $1,500 per day (for an 8-hour day) plus normal and reasonable expenses.

         5. Release.

                  a. In consideration of the execution of this Agreement by the Employee and the Company, the Employee, on his behalf and all persons claiming by, through and under him including, without limitation, each and every dependent, heir, executor and administrator, together with his agents, successors, assigns and legal representatives (collectively the "Employee Parties"), hereby waive, remise, release, settle and forever discharge the Company and its subsidiaries and joint venturers (the "Companies"), their respective affiliates, parents, subsidiaries and divisions, and any current or former director, officer, agent, employee or stockholder of the Companies, together with their agents, successors, assigns and legal representatives (collectively the "Company Parties") from any and all claims, sums of money, fees, compensation, counterclaims, crossclaims, rights, demands, losses, damages, trespasses, bonds, executions, liabilities, suits, actions and causes of action against the Company Parties and each of them that any of the Employee Parties, jointly or severally, ever had, now has or may have, in law or in equity, of every nature or description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, actual or potential, which exist as of the date of this Agreement or arise in connection with the Employee's resignation as President, Chief Executive Officer and as a director or the termination of his employment as contemplated by this Agreement, in each case in whole or in part as a result of any act or omission in connection with the Employee's employment with any of the Companies and his resignation from such employment, including, without limitation by reason of specification, Title VII of the Civil Rights Act of 1964, as amended, the Pennsylvania Human Relations Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, as amended, the Fair Labor Standards Act, the Americans with Disabilities Act, any other human relations or similar ordinance, any state statute or local ordinance similar to the foregoing federal acts, Pennsylvania wage payment law or other federal or state law, including any claim of alleged discrimination, defamation, slander, libel, invasion of privacy, breach of employment contract, breach of implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress or wrongful discharge, up to the date of this Agreement.

                  b. In consideration of the execution of this Agreement by the Employee and the Company, the Companies hereby waive, remise, release, settle and forever discharge the Employee Parties from any and all claims, sums of money, fees, compensation, counterclaims, crossclaims, rights, demands, losses, damages, trespasses, bonds, executions, liabilities, suits, actions and causes of action against the Employee Parties and each of them that any of the Company Parties, jointly or severally, ever had, now has or may have, in law or in equity, of every nature or description, whether known or unknown, suspected or unsuspected,

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foreseen or unforeseen, actual or potential, which exist as of the date of this
Agreement or arise in connection with the Employee's resignation as President, Chief Executive Officer and as a director or the termination of his employment as contemplated by this Agreement, in each case in whole or in part as a result of any act or omission in connection with the Employee's employment with any of the Companies and his resignation from such employment.

                  c. The releases contained in Section 5(a)-(b) hereof shall not apply to any claims that either party hereto may have against the other arising out of such party's performance under this Agreement.

         6. No Wrongdoing. Each party denies any wrongdoing or liability whatsoever to the other party hereto, and the execution of this Agreement by each party hereto does not constitute an admission of any liability whatsoever to the other party hereto under statutory or common law.

         7. Advice of Counsel. The Employee acknowledges that the Company advised him to consult with an attorney prior to executing this Agreement and that he has had the advice of counsel in reviewing and executing this Agreement. The Employee further acknowledges that he has read this Agreement and understands all of its terms and that his execution of this Agreement has not been induced by any representations, statements, warranties or agreements other than those expressed or referred to herein. The Employee acknowledges that he has executed this Agreement knowingly and voluntarily, with full knowledge of its significance.

         8. Review Period. The Employee acknowledges that the Company has advised him that he has 21 days from receipt of this Agreement to consider it. In the event the Employee signs this Agreement before the expiration of the twenty-one day review period, he explicitly agrees hereby to waive the opportunity to use the full review period. The provisions of Sections 3(c), 4 and 5 of this Agreement shall become effective seven days following the date of the Employee's signature unless the Company shall have actually received, within such seven-day period, written notice from the Employee of his revocation of the agreements set forth in such Section 3(c), 4 and 5.

         9. Entire Agreement. This Agreement sets forth the entire agreement between the Employee and the Company and, except as and to the extent specifically referenced herein, supersedes all prior agreements or understandings between the Employee and any of the Companies, including without limitation, the Employment Agreement; provided, however, that the provisions of Sections 12-14 shall survive the termination of the Employment Agreement in accordance with the terms thereof and that, for purposes of this Agreement, the references in Section 13 of the Employment Agreement to "a period of one (1) year following termination of employment in accordance with this Agreement" shall mean a period extending through December 31, 1997.


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         10. Unenforceability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause performance of this Agreement to be unreasonable.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         12. Successors and Assigns. This Agreement shall not be assignable by either party without the prior written consent of the other party hereto, except that the Company may assign its rights and obligations hereunder to any successor in interest to all or substantially all of the Company's business and that the Employee may assign his rights and obligations under Section 4 hereof to any corporation, partnership or other entity controlled by the Employee. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the legal representatives, permitted assigns and heirs of the Employee.

         13. Arbitration. Except as provided in Section 14 of the Employment Agreement which survives the execution of this Agreement as provided in Section 9 hereof, any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the laws of the Commonwealth of Pennsylvania by three arbitrators, one of whom shall be appointed by the Company, one by the Employee and the third of whom shall be appointed by the first two arbitrators. If either party fails to select an arbitrator within 30 days after written notice of demand for arbitration from the other, the other party may have such arbitrator appointed by the American Arbitration Association. If the first two arbitrators cannot agree on the appointment of a third arbitrator within 30 days after their selection, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction hereof. In the event that it shall be necessary or desirable for the Company and/or the Employee to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of either party's rights under this Agreement, each party shall bear its own costs and expenses in connection with the enforcement of its rights (including the enforcement of any arbitration award in court), regardless of the final outcome.



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         IN WITNESS WHEREOF, the undersigned have executed this Severance
Agreement as of the day and year first above written.


                                  SURGICAL LASER TECHNOLOGIES, INC.


                                  By: /s/  W. Keith Stoneback
                                      -----------------------------
                                      W. Keith Stoneback, President



                                     /s/ James R. Appleby, Jr.
                                     ------------------------------
                                     James R. Appleby, Jr.


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                                    EXHIBIT A



                        Number of
Grant Date               Shares                  Number Vested           Price
----------               ------                  -------------           -----
4/23/90                  127,500                    127,500               8.666
10/15/91                  15,000                     15,000               6.50
1/4/91                       200                        200              15.00
10/28/91                  30,000                     24,000               5.50
1/18/93                   40,000                     24,000               5.75
1/18/94                  150,000                    100,000               2.50
1/13/95                   30,000                      6,000               2.625
3/4/96                    50,000                          0               1.875



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                                    EXHIBIT B



                        Number of                Number Vested
Grant Date               Shares                  As of 12/31/96          Price
----------               ------                  ---------------         -----
4/23/90                  127,500                    127,500               8.666
10/15/91                  15,000                     15,000               6.50
1/4/91                       200                        200              15.00
10/28/91                  30,000                     30,000               5.50
1/18/93                   40,000                     32,000               5.75
1/18/94                  150,000                    150,000               2.50
1/13/95                   30,000                     12,000               2.625
3/4/96                    50,000                     10,000               1.875




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